UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

December 30, 2008

Date of Report (Date of earliest event reported)

MPS Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24484	59-3116655
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive, Jacksonville, Florida 32202

(Address of principal executive offices)

(Zip Code)

(904) 360-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Company entered into Amended and Restated Executive Employment Agreements with the named executive officers, adopted the MPS Group, Inc. Amended and Restated Management Savings Plan, and approved the MPS Group, Inc. Amended and Restated Executive Deferred Compensation Plan. These compensation plans and arrangements were amended primarily to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder (herein “Section 409A”), or an exception thereto, and to provide for other updates and enhancements.

Amended and Restated Executive Employment Agreements

The Amended and Restated Executive Employment Agreements were entered into with each of Timothy D. Payne, President and Chief Executive Officer, Robert P. Crouch, Senior Vice President, Chief Financial Officer and Treasurer, Gregory D. Holland, Senior Vice President, Chief Legal Officer and Secretary, and Tyra H. Tutor, Senior Vice President of Corporate Development. The amended agreements generally were updated to reflect current base salaries, modify definitions of “Good Reason” and payment terms to comply with Section 409A, and to provide for vesting of equity awards on the death or disability of the executive. Mr. Crouch’s existing entitlement to two (2) times the sum of his base salary and annual target bonus, in the event of termination by the Company without “Cause,” or by him for “Good Reason,” was enhanced to three (3) times the sum of such payments. Mr. Holland and Ms. Tutor additionally were afforded termination benefits in the event of termination by the Company without “Cause,” or by the executive for “Good Reason,” equal to the sum of two (2) times base salary and annual target bonus.

The amended agreements each provide for an annual base salary and benefits, plus targeted incentive compensation under the Company’s Executive Annual Incentive Plan. Pursuant to the agreements for Messrs. Payne and Crouch, if the executive’s employment is terminated by the Company without “Cause,” or by the executive for “Good Reason,” the executive will be entitled to a lump sum payment equal to three (3) times the sum of the executive’s: (i) base salary as of the date of termination; and (ii) target bonus opportunity under the Executive Annual Incentive Plan, based on the target bonus opportunity for the year of termination. The agreements for each of Mr. Holland and Ms. Tutor provide for termination benefits in similar circumstances equal to two (2) times the sum of the executive’s: (i) base salary as of the date of termination; and (ii) target bonus opportunity under the Executive Annual Incentive Plan, based on the target bonus opportunity for the year of termination. In addition, in the event of termination of the executive’s employment due to death or disability, or by the Company without “Cause,” or by the executive for “Good Reason,” or if there is a “Change in Control” of the Company, the agreements each provide for the automatic vesting of any unvested equity awards held by the executive on such date. Each agreement further entitles the executive to a gross-up payment to cover the additional taxes incurred by the executive imposed under Section 4999 of the Internal Revenue Code or any similar state taxes, if it is determined that the executive is subject to an excise tax under the Internal Revenue Code for payments received from the Company. The terms of these amended employment agreements expire every December 31st, subject to an automatic one year renewal, unless terminated by either party on at least ninety (90) days’ advance written notice.

In addition, an Amended and Restated Executive Employment Agreement was entered into with Richard L. White, who effective January 7, 2008 had resigned as an executive officer of the Company to devote his full time efforts as president of the Company’s Beeline workforce automation subsidiary. The Amended and Restated Executive Employment Agreement with Mr. White was amended to conform his obligations thereunder in view of his position with Beeline and to clarify the timing and limits of severance payments, expense reimbursements, and excise tax gross-up payments, to comply with Section 409A, or an exception thereto.

MPS Group, Inc. Amended and Restated Management Savings Plan

The Company established the Management Savings Plan (“MSP”) to provide for more meaningful savings or retirement benefits and foster a long term career outlook for the executive officers and other senior managers, as a non-qualified defined contribution plan in 2004. Each year selected participants are qualified to receive annual contributions from the Company of at least five percent of annual cash compensation (salary plus bonus). The benefits under the MSP include, among other things, a contribution upon a “Change in Control” of the Company to each named executive officer equal to the discounted present value of an amount equal to 50% of the value of his or her average annual cash compensation (salary plus bonus) for the three years preceding the “Change in Control,” for a period beginning when he or she would attain age 56 and continuing for an actuarially determined retirement duration, minus the executive’s vested account balance on hand by virtue of the MSP at the time of the “Change in Control.” The MSP has been amended to coordinate its benefits with those benefits provided under the MPS Group, Inc. Executive Deferred Compensation Plan and to comply with Section 409A, or an exception thereto, including by incorporating the definition of “Change in Control” provided in the final Section 409A regulations for purposes of payments and benefits triggered by those events, and by adding a six month delay of payment upon a separation from service for certain deferrals by “Specified Employees,” as required by Section 409A.

MPS Group, Inc. Amended and Restated Executive Deferred Compensation Plan

The Company maintains the nonqualified MPS Group, Inc. Executive Deferred Compensation Plan (the “EDC”) for its management and highly compensated employees. The plan allows for tax deferred savings opportunities by providing for the opportunity to elect to have withheld on a pre-tax basis all or a portion of base salary, bonus, or commissions. The amounts deferred are contributed to a deferral account for each participant, and each participant is entitled to direct the manner in which the deferral account is deemed to be invested by selecting from among a range of hypothetical investments established periodically. The EDC has been amended to comply with Section 409A, or an exception thereto, including the timing of deferral elections and permitted distribution events, and by adding a six month delay of payment upon a separation from service for certain deferrals by “Specified Employees,” as required by Section 409A.

The foregoing Amended and Restated Executive Employment Agreements, the MPS Group, Inc. Amended and Restated Management Savings Plan, and the MPS Group, Inc. Amended and Restated Executive Deferred Compensation Plan will be filed as Exhibits to the Company’s subsequently filed quarterly or annual report filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPS Group, Inc.

Date: January 5, 2009

/s/ Robert P. Crouch
Robert P. Crouch Senior Vice President, Treasurer and Chief Financial Officer